UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 15, 2012

Dollar General Corporation

(Exact name of registrant as specified in its charter)

Tennessee	001-11421	61-0502302
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Mission Ridge Goodlettsville, Tennessee		37072
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (615) 855-4000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01         Regulation FD Disclosure

On June 15, 2012, Dollar General Corporation (the “Company”) issued a notice pursuant to the Indenture governing its 11.875%/12.625% senior subordinated toggle notes due 2017 (the “Senior Subordinated Notes”) that it intends to redeem all of the outstanding Senior Subordinated Notes on July 15, 2012.  The Senior Subordinated Notes, which have an outstanding principal balance of $450.7 million, will be redeemed at a redemption price equal to 105.938% of the principal amount of the Senior Subordinated Notes, plus accrued and unpaid interest thereon to but excluding the redemption date.  The Company’s obligation to pay the redemption price on the redemption date is conditioned upon the completion of a debt financing entered into for the purpose of refinancing the Senior Subordinated Notes and the receipt prior to the redemption date by the Company of the net proceeds therefrom in an amount at least equal to the aggregate redemption price.  The Company may, in its sole discretion, waive the foregoing condition and use any other available funds (including, without limitation, borrowings under its senior secured asset-based revolving credit facility) to pay the redemption price on the redemption date.

SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 15, 2012	DOLLAR GENERAL CORPORATION

	By:	/s/ Susan S. Lanigan
Susan S. Lanigan
Executive Vice President and General Counsel